Exhibit 99.1

Contact: Charity Frantz
April 23, 2025	570-724-0225
charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND ANNOUNCES FIRST QUARTER 2025 UNAUDITED FINANCIAL RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month period ended March 31, 2025. C&N’s principal activity is community banking, and its largest subsidiary is Citizens & Northern Bank (the “Bank”).

Highlights:

●	Net income was $6,293,000, or $0.41 diluted earnings per share for the first quarter 2025, down from $8,174,000, or $0.53 diluted earnings per share for the fourth quarter 2024, and up from $5,306,000, or $0.35 diluted earnings per share for the first quarter 2024.
●	Net interest income was $498,000 lower than in the fourth quarter 2024 and $934,000 higher than in the first quarter 2024. The net interest margin was 3.38% in the first quarter 2025 as compared to 3.30% in the fourth quarter 2024 and 3.29% in the first quarter 2024.
●	A provision for credit losses of $236,000 was recorded in the first quarter 2025 compared to a credit for credit losses (reduction in expense) of $531,000 in the fourth quarter 2024 and a provision for credit losses of $954,000 in the first quarter 2024. The allowance for credit losses (“ACL”) on loans was 1.06% of gross loans receivable at both March 31, 2025 and December 31, 2024 and 1.07% at March 31, 2024.
●	Total loans receivable were $2,584,000 higher at March 31, 2025 compared to December 31, 2024. Average loans receivable increased 0.3% during the first quarter 2025 from the fourth quarter 2024. Average loans receivable were higher by 2.2% for the first quarter 2025 as compared to the first quarter 2024.
●	Nonperforming loans totaled $24.1 million, or 1.27% of total loans, at March 31, 2025, up from $24.0 million, or 1.26% of total loans, at December 31, 2024 and $19.3 million or 1.03% of total loans at March 31, 2024. Total nonperforming assets were 0.93% of total assets at March 31, 2025, up from 0.92% at December 31, 2024 and 0.78% at March 31, 2024.
●	Deposits totaled $2,102,141,000 at March 31, 2025, up $8,232,000 (0.4%) from $2,093,909,000 at December 31, 2024. Average total deposits decreased 3.1% during the first quarter 2025 from the fourth quarter 2024, mainly due to a seasonal reduction in balances held by municipal customers. Average total deposits were 3.0% higher for the first quarter 2025, as compared to the first quarter 2024.
●	At March 31, 2025, estimated uninsured and uncollateralized deposits totaled 22.8% of the Bank’s total deposits. C&N maintains highly liquid sources of available funds, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh and the Federal Reserve Bank of Philadelphia and available federal funds lines with other banks, as well as available-for-sale debt securities with a fair value in excess of collateral obligations. At March 31, 2025, available funding from these sources totaled 182.7% of uninsured deposits and 234.9% of uninsured and uncollateralized deposits.

Dividend Declared and Unaudited Financial Information

On April 23, 2025, C&N’s Board of Directors declared a regular quarterly cash dividend of $0.28 per share. The dividend is payable on May 15, 2025 to shareholders of record as of May 4, 2025.

Highlights related to C&N’s first quarter unaudited U.S. GAAP earnings results as compared to results for the fourth quarter 2024 and first quarter 2024 are presented below.

First Quarter 2025 as Compared to Fourth Quarter 2024

Net income was $6,293,000, or $0.41 per diluted share, for the first quarter 2025 as compared to $8,174,000, or $0.53 per diluted share, for the fourth quarter 2024. Significant variances were as follows:

◾	Net interest income of $19,975,000 in the first quarter 2025 decreased $498,000 from the fourth quarter 2024 result. While the net interest margin improved in the first quarter 2025 as compared to the fourth quarter 2024, the reduction in net interest income included the impact of two fewer days and a reduction in volume in the first quarter 2025. Average total earning assets decreased $71,578,000 from the prior quarter, as average interest-bearing due from banks decreased $82,107,000. Average total deposits decreased $65,587,000, mainly due to a seasonal reduction in average balances held by municipal customers, and average total borrowed funds decreased $9,360,000. The net interest margin was 3.38% in the first quarter 2025, up 0.08% from 3.30% in the fourth quarter 2024. The net interest spread increased 0.10%, as the average rate on interest-bearing liabilities decreased 0.11% and the average yield on earning assets decreased 0.01%.

◾	A provision for credit losses of $236,000 was recorded during the first quarter 2025 compared to a credit for credit losses (a reduction in expense) of $531,000 in the fourth quarter 2024. The provision for the first quarter 2025 included a provision related to loans receivable of $228,000 and a provision related to off-balance sheet exposures of $8,000. The provision in the first quarter of 2025 included the impact of an increase in the ACL related to changes in qualitative factors partially offset by a decrease in the ACL from a decrease in C&N’s average net charge-off experience. Net charge-offs totaled $91,000 in the first quarter of 2025 and $14,000 in the fourth quarter of 2024. The ACL on loans was 1.06% of gross loans receivable at both March 31, 2025 and December 31, 2024.

◾	Noninterest income of $7,008,000 in the first quarter 2025 decreased $539,000 from the fourth quarter 2024 result. Significant variances included the following:

➢	Brokerage and insurance revenue of $498,000 decreased $184,000 due to a decrease in sales volume.

➢	Net gains from sale of loans of $205,000 decreased $167,000 reflecting a decrease in volume of residential mortgage loans sold.

➢	Service charges on deposit accounts of $1,440,000 decreased $91,000 reflecting a decrease in volume of fees.

➢	Loan servicing fees, net, of $138,000 decreased $77,000, as the fair value of servicing rights decreased $69,000 in first quarter 2025 as compared to an increase of $9,000 in fourth quarter 2024.

◾	Noninterest expense of $19,043,000 in the first quarter 2025 increased $613,000 from the fourth quarter 2024 result. Significant variances included the following:

➢	Salaries and employee benefits expense of $11,759,000 increased $289,000 including an increase in payroll tax expenses reflecting the normal pattern of such costs being highest in the beginning of the calendar year.

➢	Data processing and telecommunication expenses of $2,071,000 increased $180,000 including increases in technology infrastructure expenses and costs of utilizing software for various applications.
➢	Net occupancy and equipment expense of $1,459,000 increased $146,000 including increases in rent expense, property maintenance, building maintenance and repairs.
◾	The income tax provision of $1,411,000, or 18.3% of pre-tax income for the first quarter 2025 decreased $536,000 from $1,947,000, or 19.2% of pre-tax income, for the fourth quarter 2024, consistent with the decrease in pre-tax income for the quarter.

First Quarter 2025 as Compared to First Quarter 2024

First quarter 2025 net income was $6,293,000, or $0.41 per diluted share, as compared to $5,306,000, or $0.35 per diluted share, in the first quarter 2024. Significant variances were as follows:

◾	Net interest income of $19,975,000 in the first quarter 2025 was $934,000 higher than in the first quarter 2024. The net interest margin increased to 3.38% in the first quarter 2025 from 3.29% in the first quarter 2024. The interest rate spread increased 0.07%, as the average yield on earning assets increased 0.13% while the average rate on interest-bearing liabilities increased 0.06%. Average total loans receivable increased $40,187,000, or 2.2%, and average total deposits increased $59,904,000, or 3.0%.

◾	The provision for credit losses was $236,000 for the first quarter 2025, as discussed in more detail above, compared to a provision for credit losses of $954,000 in the first quarter 2024. Net charge-offs totaled $91,000 in the first quarter of 2025 as compared to $145,000 in the first quarter 2024. The ACL as a percentage of gross loans receivable was 1.06% at March 31, 2025 and 1.07% at March 31, 2024.

◾	Noninterest income of $7,008,000 in the first quarter 2025 increased $333,000 from the first quarter 2024 result. Significant variances included the following:

➢	Trust revenue of $2,102,000 increased $205,000 consistent with appreciation in the trading prices of many U.S. equity securities in the first quarter 2025 as compared to the first quarter 2024.

➢	Service charges on deposit accounts of $1,440,000 increased $122,000 reflecting an increase in volume of fees.

➢	Other noninterest income of $1,132,000 increased $115,000, including an increase of $31,000 in dividends on Federal Home Loan Bank of Pittsburgh stock, an increase of $30,000 in letter of credit fees, $27,000 of fees from origination of loans under a Federal Housing Administration program with no comparable amount in 2024 and $22,000 from an increase in the fair value of a marketable equity security.

➢	Loan servicing fees, net of $138,000 decreased $92,000, including a decrease in the fair value of servicing rights of $69,000 in the first quarter 2025 as compared to an increase of $25,000 in first quarter 2024.

◾	Noninterest expense of $19,043,000 in the first quarter 2025 increased $739,000 from the first quarter 2024 result. Significant variances included the following:

➢	Other noninterest expense of $2,354,000 increased $492,000. Included in this category in the first quarter 2024, there was a reduction in expense of $483,000 related to the defined benefit postretirement medical benefit plan, including a curtailment of $469,000 related to plan adjustments compared to a reduction in expense associated with the postretirement plan of $16,000 in first quarter 2025.
➢	Salaries and employee benefits expense of $11,759,000 increased $197,000, including increases of $242,000 in cash and stock-based incentive compensation, $87,000 in payroll taxes, $48,000 in Savings and Retirement Plan expenses and $31,000 in expenses related to the Employee Stock Ownership Plan while expenses related to base salaries decreased $165,000 or 2.1% and health insurance costs decreased $102,000 from first quarter 2024.

◾	The income tax provision of $1,411,000, or 18.3% of pre-tax income for the first quarter 2025 increased $259,000 from $1,152,000, or 17.8% of pre-tax income for the first quarter 2024. The increase in income tax provision was consistent with the increase in pre-tax income of $1,246,000.

Other Information:

Changes in other unaudited financial information are as follows:

◾	Total assets amounted to $2,609,228,000 at March 31, 2025, down from $2,610,653,000 at December 31, 2024 and up from $2,521,537,000 at March 31, 2024.
◾	Cash and due from banks totaled $114,738,000 at March 31, 2025, down from $126,174,000 at December 31, 2024 and up from $46,448,000 at March 31, 2024.

◾	The fair value of available-for-sale debt securities at March 31, 2025 was lower than the amortized cost basis by $42,373,000 or 9.4%. In comparison, the aggregate unrealized loss position was $47,543,000 or 10.6% at December 31, 2024 and $51,987,000, or 11.4% at March 31, 2024. The unrealized loss position of the portfolio has resulted from an increase in interest rates as compared to rates when most of the securities were purchased. The volatility in the fair value of the portfolio has resulted from changes in interest rates. Management reviewed the available-for-sale debt securities as of March 31, 2025 and concluded, as of such date, that there were no credit-related declines in fair value and no allowance for credit losses was recorded as of March 31, 2025.
◾	Gross loans receivable totaled $1,898,432,000 at March 31, 2025, an increase of $2,584,000 from total loans at December 31, 2024 and an increase of $25,983,000 (1.4%) from total loans at March 31, 2024. In comparing outstanding balances at March 31, 2025 and 2024, total commercial loans were up $27,352,000 (1.9%), reflecting growth in owner occupied commercial real estate loans of $10,103,000 and other commercial loans of $23,374,000 partially offset by a decrease in non-owner occupied commercial real estate loans of $6,125,000. Within non-owner occupied commercial real estate loans, multi-family residential loans increased $36,195,000 reflecting the completion of several C&N financed construction projects offset by decreases of $35,872,000 in non-owner occupied and $6,448,000 in 1-4 family-commercial purpose loans. Total outstanding residential mortgage loans were down $7,415,000 (1.8%), and total consumer loans increased $6,046,000 (10.1%). The outstanding balance of residential mortgage loans originated and serviced by C&N that have been sold to third parties was $329.8 million at March 31, 2025, up $7.4 million or 2.3% from March 31, 2024.
◾	At March 31, 2025, the recorded investment in non-owner occupied commercial real estate loans for which the primary purpose is utilization of office space by third parties was $108,625,000, or 5.7% of gross loans receivable. Within this segment there were two loans with a total recorded investment of $2,954,000 in nonaccrual status with no -individual allowances and the remainder of the non-owner occupied commercial real estate loans with a primary purpose of office space utilization were in accrual status with no -individual allowance at March 31, 2025.
◾	Total nonperforming assets as a percentage of total assets was 0.93% at March 31, 2025, up from 0.92% at December 31, 2024 and 0.78% at March 31, 2024. Total nonperforming assets were $24.3 million at March 31, 2025, up from $24.1 million at December 31, 2024 and $19.8 million at March 31, 2024. Included in nonperforming loans at March 31, 2025 were loans to two borrowers with a total amortized cost basis of $945,000 with individual allowances totaling $189,000. In comparison, at December 31, 2024, there were loans to one borrower with a total amortized cost basis of $258,000 with a individual allowance of $122,000, while at March 31, 2024 there were loans to seven borrowers with a total amortized cost basis of $10,062,000 with individual allowances totaling $1,403,000.

◾	Deposits totaled $2,102,141,000 at March 31, 2025, up $8,232,000 or 0.4% from $2,093,909,000 at December 31, 2024, despite a decrease in brokered deposits of $1,999,000. Total deposits were up $106,238,000 or 5.3% at March 31, 2025 as compared to March 31, 2024, despite a decrease in brokered deposits of $47,369,000. At March 31, 2025, C&N’s estimated uninsured deposits totaled $621.5 million, or 29.3% of the Bank’s total deposits, as compared to $632.8 million, or 30.0% of the Bank’s total deposits at December 31, 2024. Included in uninsured deposits are deposits collateralized by securities (almost exclusively municipal deposits) totaling $138.2 million, or 6.5% of the Bank’s total deposits, at March 31, 2025 as compared to $162.0 million, or 7.7% of the Bank’s total deposits at December 31, 2024.

◾	C&N maintained highly liquid sources of available funds totaling $1.1 billion at March 31, 2025, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $772.4 million, unused availability on the Federal Reserve Bank of Philadelphia’s discount window of $17.4 million, available federal funds lines with other banks of $75 million and available-for-sale debt securities with a fair value in excess of collateral obligations of $270.5 million. At March 31, 2025, available funding from these sources totaled 182.7% of uninsured deposits, and 234.9% of uninsured and uncollateralized deposits.

◾	The outstanding balance of borrowed funds, including Federal Home Loan Bank advances, repurchase agreements, senior notes and subordinated debt, totaled $194,771,000 at March 31, 2025, down $12,898,000 from December 31, 2024, and $42,477,000 from March 31, 2024.
◾	Total stockholders’ equity was $281,831,000 at March 31, 2025, up from $275,284,000 at December 31, 2024 and $261,656,000 at March 31, 2024. Within stockholders’ equity, the portion of accumulated other comprehensive loss related to available-for-sale debt securities was $33,050,000 at March 31, 2025, $37,084,000 at December 31, 2024 and $41,071,000 at March 31, 2024. The volatility in stockholders’ equity related to accumulated other comprehensive loss from available-for-sale debt securities has been caused by fluctuations in interest rates including overall increases in rates as compared to market rates when most of C&N’s securities were purchased. Accumulated other comprehensive loss is excluded from C&N’s regulatory capital ratios.
◾	On September 25, 2023, the Corporation announced a new treasury stock repurchase program. Under this program, C&N is authorized to repurchase up to 750,000 shares of its common stock. There were no shares repurchased during the three-month period ended March 31, 2025. At March 31, 2025, there were 723,966 shares available to be repurchased under the program.
◾	Citizens & Northern Bank is subject to various regulatory capital requirements. At March 31, 2025, Citizens & Northern Bank maintains regulatory capital ratios that exceed all capital adequacy requirements and is classified as well-capitalized.
◾	Trust assets under management by C&N’s Wealth Management Group amounted to $1,336,737,000 at March 31, 2025, down 0.8% from $1,347,853,000 at December 31, 2024, and up 9.2% from $1,224,573,000 at March 31, 2024. Fluctuations in values of assets under management reflect the impact of market volatility.
◾	Under U.S. GAAP, interest income on tax-exempt securities and loans are reported at their nominal amounts, with the tax benefit accounted for as a reduction in the income tax provision. C&N presents certain analyses and ratios with net interest income determined on a fully taxable-equivalent basis, which are non-GAAP financial measures as presented. C&N believes presentation of net interest income on a fully taxable-equivalent basis provides investors with meaningful information for purposes of comparing the returns on tax-exempt securities and loans with returns on taxable securities and loans. The excess of net interest income on a fully taxable-equivalent basis over the amounts reported under U.S. GAAP was $211,000, $217,000 and $195,000 for the first quarter 2025, fourth quarter 2024 and first quarter 2024, respectively.

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania which operates 28 banking offices located in Bradford, Bucks, Cameron, Chester, Lycoming, Potter, Sullivan, Tioga, York and Lancaster Counties in Pennsylvania and Steuben County in New York, as well as a loan production office in Elmira, New York. Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions that are intended to identify forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, and are not guarantees of future performance.  Actual results may different materially from those expressed in forward-looking statements.  Factors that may affect future financial results include, without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; the potential for adverse developments in the banking industry that could have a negative impact on customer confidence, sources of liquidity and capital funding, and regulatory responses to such developments; C&N’s credit standards and its on-going credit assessment processes might not protect it from significant credit losses; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in C&N’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; information security breach or other technology difficulties or failures; changes in accounting principles, or the application of generally accepted accounting principles; fraud and cyber malfunction risks as usage of artificial intelligence continues to expand and Risk Factors identified in C&N’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.